Exhibit 32.1
Certification Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
by the Principal Executive Officer
In connection with the Quarterly Report of the Federal Home Loan Bank of Chicago (the “Bank”) on Form 10-Q for the period ended September 30, 2024 filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael A. Ericson, President and Chief Executive Officer, certify to my knowledge, pursuant to 18 U.S.C. Section 1350 (as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002), that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Bank.

Date:	November 7, 2024	By:	/s/ Michael A. Ericson
		Name:	Michael A. Ericson
		Title:	President and Chief Executive Officer
(Principal Executive Officer)
A signed original of this written statement has been provided to the Bank and will be retained by the Bank and furnished to the Securities and Exchange Commission or its staff upon request.
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